Exhibit 99.2

  News Release

       2901 Butterfield Road        Oak Brook, Ill. 60523

                                                            www.inland-investments.com

FOR IMMEDIATE RELEASE

DATE:   March 27, 2020

CONTACT:   Nicole Spreck, Inland Communications

(630) 586-4896 nicole.spreck@inlandgroup.com

InPoint’s Board of Directors

Responds to COVID-19 Pandemic

Oak Brook, Ill. – InPoint Commercial Real Estate Income, Inc. (“InPoint” or the “Company”), a commercial mortgage real estate investment trust, announced that the Company’s Board of Directors (the “Board”) took decisive action in response to the COVID-19 pandemic. On March 24, 2020, the Board unanimously approved a suspension of the Company’s public offering (the “Offering”), share repurchase plan (“SRP”), distributions and distribution reinvestment plan (“DRP”).

“The temporary closure of non-essential businesses in order to limit the spread of this virus has had an unprecedented impact on every type of commercial real estate. These closures, and the unemployment we are seeing as a result, are already adversely affecting the ability of commercial and residential tenants to pay rent. In turn, this raises the risks that the property owners to whom we have made loans may be unable, for some period of time, to make scheduled mortgage payments in full when due,” said Mitchell Sabshon, chief executive officer of InPoint. “These circumstances make it difficult for us to accurately determine the true value of our assets and, as a result, confidently calculate an accurate net asset value (“NAV”) per share of our common stock. Accordingly, the Board acted quickly and responsively to suspend the Offering and take decisive steps to protect our Company and the capital of our stockholders,” added Mr. Sabshon.

InPoint has sourced and originated $661 million in first mortgage loans.

“These prudent decisions were made in the long-term best interests of the stockholders and the Company,” said Don MacKinnon, president of InPoint. “InPoint’s executive team collectively has decades of experience, has navigated previous economic cycles and is focused intently on this rapidly changing situation.”

While it is extremely difficult to predict when market conditions will enable an accurate calculation of the Company’s NAV, the Board believes that this is a temporary market disruption. The Company will continue to closely monitor this situation in order to determine an appropriate time to resume the Offering, the SRP, the payment of distributions and the DRP.

About InPoint Commercial Real Estate Income, Inc.

InPoint Commercial Real Estate Income, Inc. is a commercial mortgage real estate investment trust that seeks to originate, acquire and manage a diversified credit portfolio secured by commercial real estate properties primarily within the United States.

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Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission ("SEC") or in other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may" or similar

  News Release

       2901 Butterfield Road        Oak Brook, Ill. 60523

                                                            www.inland-investments.com

expressions, are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements are based on InPoint's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to InPoint. These risks and uncertainties and other factors, including the risk factors described in InPoint's periodic reports filed with the SEC, could cause InPoint's actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect InPoint. Except as required by law, InPoint is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.